================================================================================
  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2000
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              INSILICON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         ------------------------------

         DELAWARE                                           77-0526155
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                             411 EAST PLUMERIA DRIVE
                               SAN JOSE, CA 95134
                                 (408) 894-1900
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         ------------------------------

                              INSILICON CORPORATION
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                                 2000 STOCK PLAN
                             1999 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                         ------------------------------

                                WAYNE C. CANTWELL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              INSILICON CORPORATION
                             411 EAST PLUMERIA DRIVE
                               SAN JOSE, CA 95134
                              (NAME AND ADDRESS OF
                               AGENT FOR SERVICE)


                                 (408) 894-1900
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                              ALAN TALKINGTON, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               400 SANSOME STREET
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 392-1122
                         CALCULATION OF REGISTRATION FEE

-------------------------------------------- ----------------- -------------------- ------------------------ ---------------
                                                  AMOUNT            PROPOSED               PROPOSED            AMOUNT OF
                                                  TO BE         MAXIMUM OFFERING       MAXIMUM AGGREGATE      REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED       REGISTERED (1,2) PRICE PER SHARE (3)    OFFERING PRICE (3)          FEE
-------------------------------------------- ----------------- -------------------- ------------------------ ---------------
Common Stock, par value $ 0.001                 4,098,680             $8.73               $35,785,764        $9,447
-------------------------------------------- ----------------- -------------------- ------------------------ ---------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Includes 2,546,567, 1,302,113 and 250,000 shares of Common Stock issuable under the 1999 Stock Option Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan.

(3) The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). With respect to 2,628,533 shares subject to outstanding options to purchase Common Stock under the plans described above (collectively, the "Plans"), the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $6.83 per share pursuant to Rule 457(h) under the Securities Act. With respect to 1,470,147 shares of Common Stock available for future grant under the Plans, the estimated Proposed Maximum Offering Price Per Share was calculated pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of $12.13 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on June 22, 2000.

================================================================================

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's latest prospectus filed with the Commission on March 22, 2000 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains consolidated audited financial statements of the Registrant for its fiscal year ended September 30, 1999 and unaudited condensed consolidated financial statements for the fiscal quarter ended December 31, 1999.

         (b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the Commission on May 12, 2000.

         (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on February 15, 2000 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         The Registrant's Restated Certificate of Incorporation and By-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware Law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the Restated Certificate of Incorporation and By-laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS


        EXHIBIT
         NUMBER       NAME
        -------       ----
         5.1          Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.

         23.1         Consent of Ernst & Young LLP.

         23.2         Consent of PricewaterhouseCoopers LLP.

         23.3 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

         24.1 Power of Attorney is included on signature page of this Registration Statement.



ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 28 of June, 2000.

                                    INSILICON CORPORATION
                                    (Registrant)


                                    By: /s/ Wayne C. Cantwell
                                        -----------------------
                                        Wayne C. Cantwell
                                        President, Chief Executive Officer
                                        and Director


                                POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors of inSilicon Corporation, a Delaware corporation, hereby constitutes and appoints Wayne C. Cantwell and William E. Meyer and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in his capacity as a director, to execute this Registration Statement or Registration Statements on Form S-8 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to such Registration Statements, and to file such Registration Statements and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he might or could do in person, and ratify and confirm all that such attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                                            TITLE                                DATE
        ---------                                            -----                                ----

/s/ Wayne C. Cantwell                                       President,
-------------------------------                Chief Executive Officer and Director
Wayne C. Cantwell                                 (Principal Executive Officer)               June 28, 2000


                                                   Executive Vice President and
/s/ William E. Meyer                                 Chief Financial Officer
-------------------------------                  (Principal Finance and Accounting
William E. Meyer                                            Officers)                         June 28, 2000

/s/ Raymond J. Farnham
-------------------------------
Raymond J. Farnham                                           Director                         June 28, 2000

/s/ John R. Harding
-------------------------------
John R. Harding                                              Director                         June 28, 2000

/s/ E. Thomas Hart
-------------------------------
E. Thomas Hart                                               Director                         June 28, 2000

/s/ Albert E. Sisto
-------------------------------
Albert E. Sisto                                              Director                         June 28, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                    UNDER THE

                             SECURITIES ACT OF 1933

                              INSILICON CORPORATION

                                  EXHIBIT INDEX


        EXHIBIT
         NUMBER       NAME
        -------       ----
         5.1          Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.

         23.1         Consent of Ernst & Young LLP.

         23.2         Consent of PricewaterhouseCoopers LLP.

         23.3 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

         24.1 Power of Attorney is included on signature page of this Registration Statement.
